ARTICLES OF MERGER

MERGING

FIRST HOSPITAL DEVELOPMENT CORPORATION,
a Virginia corporation

INTO

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH,
a Virginia corporation

Pursuant to the provisions of Section 13.1-720 of the Virginia Stock Corporation Act, First Hospital Corporation of Virginia Beach, a Virginia corporation, as the surviving corporation, hereby adopts the following Articles of Merger.

FIRST The Plan of Merger (the "Plan"), pursuant to which First Hospital Development Corporation, a Virginia corporation, will merge into First Hospital Corporation of Virginia Beach (the "Merger"), is attached hereto as Exhibit A and made a part hereof.

SECOND The Plan was approved and adopted by the Board of Directors of First Hospital Corporation of Virginia Beach as of July 31, 1998 by the execution of a unanimous written consent in lieu of a special meeting. Action on the Plan by the shareholders of First Hospital Corporation of Virginia Beach was not required pursuant to Virginia Code Section 13.1-718 G The Plan was approved by the Board of Directors of First Hospital Development Corporation and recommended for approval to the sole shareholder of First Hospital Development Corporation as of July 31, 1998 by the execution of a unanimous written consent in lieu of a special meeting The Plan was approved and adopted as of July 31, 1998 by Alternative

Behavioral Services, Inc., the sole shareholder of First Hospital Development Corporation, by the execution of a consent of the sole shareholder in lieu of a special meeting.

THIRD: The Surviving Corporation to the Plan shall be First Hospital Corporation of Virginia Beach, a Virginia corporation.

FOURTH: The effective time and date of the Merger shall be upon issuance of a Certificate of Merger by the State Corporation Commission.

DATED: August 7, 1998

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

By: ______________________
Edward C. Irby, Jr.
Its: President

414462

PLAN OF MERGER

THIS PLAN OF MERGER is made and entered into as of this 31st day of July, 1998 by and between FIRST HOSPITAL DEVELOPMENT CORPORATION, a corporation incorporated under the laws of Virginia ("Merged Corp.") and FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH, a corporation incorporated under the laws of Virginia ("Surviving Corporation").

A. The Board of Directors of Merged Corp. and Surviving Corporation have approved the merger of Merged Corp. with and into Surviving Corporation by a statutory merger upon the terms and conditions set forth herein.

NOW THEREFORE, Merged Corp. and Surviving Corporation agree as follows:

1. Merger. At the Effective Time (as defined below), Merged Corp. shall be merged with and into Surviving Corporation (the "Merger") in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act; Surviving Corporation shall be and continue in existence as the surviving corporation of the Merger; and the separate existence of Merged Corp. shall cease.

2. The effective date and time of the Merger shall be upon issuance of a Certificate of Merger by the State Corporation Commission (the "Effective Time").

3. Effect of Merger on Outstanding Shares.

(a) At the Effective Time, each issued and outstanding share of capital stock of Merged Corp. shall be canceled.

(b) The issued and outstanding shares of capital stock of Surviving Corporation shall remain outstanding after the Merger and shall not be affected in any way by the Merger.

4. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Surviving Corporation in effect at the Effective Time shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation and Bylaws of Surviving Corporation after the Effective Time.

IN WITNESS WHEREOF, Merged Corp. and Surviving Corporation have caused this Plan of Merger to be executed as of the day and year first above written.

FIRST HOSPITAL DEVELOPMENT CORPORATION,
a Virginia corporation

By: [signature]
Edward C. Irby, Jr.
Its: President

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH,
a Virginia corporation

By: [signature]
Edward C. Irby, Jr.
Its: President

111158

ARTICLES OF INCORPORATION

OF

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

The undersigned Incorporator hereby forms a stock corporation under the provisions of Title 13.1 of the Code of Virginia and, to that end, sets forth the following:

A. The name of the corporation is First Hospital Corporation of Virginia Beach.

B. The purpose for which the corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the laws of the Commonwealth of Virginia. The corporation shall have all corporate powers, of every nature and description, provided by Virginia law.

C. The aggregate number of shares which the corporation shall have authority to issue, and the par value per share are as follows:

Class	Number of Shares	Par Value Per Share
Common	1,000	$1.00

D. No Shareholder of the corporation shall have preemptive rights to acquire unissued shares of the corporation's stock or other securities.

E. The initial registered office of the corporation is 870 World Trade Center, Norfolk, Virginia 23510, which is located within the City of Norfolk, Virginia. The name of the initial registered agent is Burle U. Stromberg, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the registered office of the corporation.

F. The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as the initial director is:

Name	Address
Ronald I. Dozoretz	870 World Trade Center Norfolk, Virginia 23510

Dated in Norfolk, Virginia by the undersigned Incorporator this 6th day of February, 1987.

Burle U. Stromberg, Esquire

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